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                                                                   Exhibit 99(e)

                             MASTER LEASE AGREEMENT

      This MASTER LEASE AGREEMENT, dated as of the 21st day of November, 1995 ("Lease Agreement"), is made at Boston, Massachusetts by and between FFE LEASING TRUST NO. 95-01 ("Lessor"), a Massachusetts trust with its principal place of business at 98 N. Washington St. Boston, MA 02114, and Conwell Corporation ("Lessee"), a Delaware corporation with its principal place of business at 1145 Empire Central, Dallas, Texas 75265.

      IN CONSIDERATION OF the mutual promises and covenants contained herein, Lessor and Lessee hereby agree as follows:

      1. Property Leased. At the request of Lessee and subject to the terms and conditions of this Lease Agreement, Lessor shall lease to Lessee and Lessee shall lease from Lessor such personal property ("Equipment") as may be mutually agreed upon by Lessor and Lessee. The Equipment shall be selected by or ordered at the request of Lessee, identified in one or more equipment schedules substantially in the form of Exhibit A attached hereto ("Equipment Schedule") and accepted by Lessee in one or more certificates of acceptance ("Certificate of Acceptance") in the form of Exhibit B attached hereto. Each Equipment Schedule executed by Lessor and Lessee and each Certificate of Acceptance executed by Lessee shall constitute a part of this Lease Agreement.

      2. Certain Definitions.

      2.1 The "Acquisition Cost" shall mean the total cost of the Equipment paid by Lessor as set forth in the applicable Equipment Schedule.

      2.2 The "Commencement Date" shall mean the later of the following dates:
(i) the date on which the Equipment identified in the applicable Equipment
Schedule is accepted and placed in service by Lessee under this Lease Agreement or (ii) the date the Lessor pays the Acquisition Cost to the Vendor(s) of the Equipment, provided, however, that Lessee shall bear the risk of loss of the Equipment and shall indemnify and hold Lessor harmless in the manner as set forth in Section 9 below prior to the Commencement Date. Each Commencement Date shall be evidenced by the Certificate of Acceptances applicable to such Equipment Schedule.

      2.3 The "Rent Start Date" shall mean the Commencement Date.

      2.4 The "Monthly Rent" shall mean the amount set forth in the applicable Equipment Schedule as Monthly Rent for the Equipment identified on such Equipment Schedule.

      2.5 The "Daily Rent" shall mean one-thirtieth (1/30) of the Monthly Rent.

      2.6 The words "herein," "hereof," and "hereunder" shall refer to this Lease Agreement as a whole and not to any particular section. All other capitalized terms defined in this Lease Agreement shall have the meanings assigned thereto.
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      3. Initial Term of Lesse; Payment of Rent.

      3.1 The term of lease for the Equipment ("Initial Term") shall begin on the Commencement Date set forth in the applicable Certificate of Acceptance and shall continue during and until the expiration of the number of full calendar months set forth in the applicable Equipment Schedule, measured from the Rent Start Date, subject, however, to the provisions of Section 12.1 below. The Initial Term may not be canceled or terminated except as set forth in Section
10.2 below.

      3.2 At the expiration of the Initial Term, Lessor and Lessee may extend the lease of the Equipment for any period not less than one year as they may agree upon in writing ("Extended Term") at the then fair market rental value of the Equipment, as determined in good faith by Lessor.

      3.3 Aggregate Daily Rent shall be due and payable by Lessee on the Rent Start Date in an amount equal to the Daily Rent multiplied by the actual number of days elapsed from, and including, the Commencement Date to, but excluding, the Rent Start Date. The Monthly Rent shall be due and payable on the Rent Start Date and, thereafter on the first day of each month of the Initial Term or any Extended Term. All Daily Rents and Monthly Rents shall be paid to Lessor at its office in P.O. Box 360178 Pittsburgh, PA 15251-6178.

      4. Acceptance of Equipment; Exclusion of Warranties.

      4.1 Lessee shall signify its acceptance of the Equipment identified in the applicable Equipment Schedule by promptly executing and delivering to Lessor a Certificate of Acceptance. Lessee acknowledges that its execution and delivery of the Certificate of Acceptance shall conclusively establish, as between Lessor and Lessee, that the Equipment has been inspected by Lessee, is in good repair and working order, is of the design, manufacture and capacity selected by Lessee, and is accepted by Lessee under this Lease Agreement.

      4.2 In the event the Equipment is ordered by Lessor from a manufacturer or supplier at the request of Lessee, Lessor shall not be required to pay the Acquisition Cost for such Equipment unless and until the applicable Certificate of Acceptance has been received by Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any liability to any manufacturer or supplier arising from the failure of Lessee to lease any Equipment which is ordered by Lessor at the request of Lessee or for which Lessor has assumed Lessee's obligation to purchase.

      4.3 Lessor leases the Equipment to Lessee and Lessee leases the Equipment from Lessor "AS IS" and "WITH ALL FAULTS." Lessee hereby acknowledges that (i) Lessor is not a manufacturer, supplier or dealer of such Equipment nor an agent thereof; and (ii) LESSOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING, BUT NOT LIMITED TO, ITS DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee further acknowledges that Lessor is not responsible for any repairs, maintenance, service, latent or other defects in the Equipment or in the operation thereof, or for compliance of


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any Equipment with requirements of any laws, ordinances, governmental rules or regulations including, but not limited to, laws with respect to environmental matters, patent, trademark, copyright or trade secret infringement, or for any direct or consequential damages arising out of the use of or inability to use the Equipment.

      4.4 Provided no Event of Default, as defined in Section 15 below, has occurred and is continuing, Lessor agrees to cooperate with Lessee, at the sole cost and expense of Lessee, in making any claim against a manufacturer or supplier of the Equipment arising from a defect in such Equipment. At the request of Lessee, Lessor shall assign to Lessee all warranties on the Equipment available from any manufacturer or supplier to the full extent permitted by the terms of such warranties and by applicable law.

      5. Ownership; Inspection; Maintenance and Use.

      5.1 The Equipment shall at all times be the sole and exclusive property of Lessor. Any Equipment subject to titling and registration laws shall be titled and registered by Lessee on behalf of and in the name of Lessor at the sole cost and expense of Lessee. Lessee shall cooperate with and provide Lessor with any information or documents necessary for titling and registration of the Equipment. Upon the request of Lessor, Lessee shall execute any documents or instruments which may be necessary or appropriate to confirm, to record or to give notice of the ownership of the Equipment by Lessor including, but not limited to, financing statements under the Uniform Commercial Code. Lessee, at the request of Lessor, shall affix to the Equipment, in a conspicuous place, any label, plaque or other insignia supplied by Lessor designating the ownership of the Equipment by Lessor.

      5.2 The Equipment shall be located at the address specified in the applicable Equipment Schedule and shall not be removed therefrom without the prior written consent of Lessor. Lessor, its agents or employees shall have the right to enter the premises of Lessee, upon reasonable notice and during normal business hours, for the purpose of inspecting the Equipment.

      5.3 Lessee shall pay all costs, expenses, fees and charges whatsoever incurred in connection with the use and operation of the Equipment. Lessee shall, at all times and at its own expense, keep the Equipment in good repair and working order, reasonable wear and tear excepted. Any maintenance contract required by a manufacturer or supplier for the care and upkeep of the Equipment shall be entered into by Lessee at its sole cost and expense. Lessee shall permit the use and operation of the Equipment only by personnel authorized by Lessee and shall comply with all laws, ordinances or governmental rules and regulations relating to the use and operation of the Equipment.

      6. Alterations and Modifications. Lessee may make, or cause to be made on its behalf, any improvement, modification or addition to the Equipment with the prior written consent of Lessor, provided, however, that such improvement, modification or addition is readily removable without causing damage to or impairment of the functional effectiveness of the Equipment. To the extent that such improvement, modification or addition is not so removable, it shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes of this Lease Agreement.


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      7. Quiet Enjoyment; No Defense, Set-Off or Counterclaims.

      7.1 Provided no Event of Default, as defined in Section 15 below, has occurred and is continuing, Lessee shall have the quiet enjoyment and use of the Equipment in the ordinary course of its business during the Initial Term or any Extended Term without interruption by Lessor or any person or entity claiming through or under Lessor.

      7.2 Lessee acknowledges and agrees that ANY DAMAGE TO OR LOSS, DESTRUCTION, OR UNFITNESS OF, OR DEFECT IN THE EQUIPMENT, OR THE INABILITY OF LESSEE TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, SHALL NOT (i) GIVE RISE TO ANY DEFENSE, COUNTERCLAIM, OR RIGHT OF SET-OFF AGAINST LESSOR, OR (ii) PERMIT ANY ABATEMENT OR RECOUPMENT OF, OR REDUCTION IN DAILY OR MONTHLY RENT, OR (iii) RELIEVE LESSEE OF THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE AGREEMENT INCLUDING, BUT NOT LIMITED TO, ITS OBLIGATION TO PAY THE FULL AMOUNT OF DAILY RENT AND MONTHLY RENT, WHICH OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL, unless and until this Lease Agreement is terminated with respect to such Equipment in accordance with the provisions of Section 10.2 below. Any claim that Lessee may have which arises from a defect in or deficiency of the Equipment shall be brought solely against the manufacturer or supplier of the Equipment and Lessee shall, notwithstanding any such claim, continue to pay Lessor all amounts due and to become due under this Lease Agreement.

      8. Adverse Claims and Interests.

      8.1 Except for any liens, claims, mortgages, pledges, encumbrances or security interests created by Lessor, Lessee shall keep the Equipment, at all times, free and clear from all liens, claims, mortgages, pledges, encumbrances and security interests and from all levies, seizures and attachments. Without limitation of the covenants and obligations of Lessee set forth in the preceding sentence, Lessee shall immediately notify Lessor in writing of the imposition of any prohibited lien, claim, levy or attachment on or seizure of the Equipment at which time Lessee shall provide Lessor with all relevant information in connection therewith.

      8.2 Lessee agrees that the Equipment shall be and at all times shall remain personal property. Accordingly, Lessee shall take such steps as may be necessary to prevent any person from acquiring, having or retaining any rights in or to the Equipment by reason of its being affixed or attached to real property.

      9. Indemnities; Payment of Taxes.

      9.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its agents, employees, successors and assigns from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities whatsoever arising out of or in connection with the manufacture, ordering, selection, specifications, availability, delivery, titling, registration, rejection, installation, possession, maintenance, ownership, use, leasing, operation or return of the Equipment including, but not limited to, any claim or demand based upon any STRICT OR ABSOLUTE LIABILITY IN TORT and upon any infringement or alleged


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infringement of any patent, trademark, trade secret, license, copyright or otherwise. All costs and expenses incurred by Lessor in connection with any of the foregoing including, but not limited to, reasonable legal fees, shall be paid by Lessee on demand.

      9.2 Lessee hereby agrees to indemnify, defend and hold Lessor harmless against all Federal, state and local taxes, assessments, licenses, withholdings, levies, imposts, duties, assessments, excise taxes, registration fees and other governmental fees and charges whatsoever, which are imposed, assessed or levied on or with respect to the Equipment or its use or related in any way to this Lease Agreement ("Tax Assessments"), except for taxes on or measured by the net income of Lessor determined substantially in the same manner as under the Internal Revenue Code of 1986, as amended. Lessee shall file all returns, reports or other such documents required in connection with the Tax Assessments and shall provide Lessor with copies thereof. If, under local law or custom, Lessee is not authorized to make the filings required by a taxing authority, Lessee shall notify Lessor in writing and Lessor shall thereupon file such returns, reports or documents. Without limiting any of the foregoing, Lessee shall indemnify, defend and hold Lessor harmless from all penalties, fines, interest payments, claims and expenses including, but not limited to, reasonable legal fees, arising from any failure of Lessee to comply with the requirements of this Section 9.2.

      9.3 The obligations and indemnities of Lessee under this Section 9 for events occurring or arising during the Initial Term or any Extended Term shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.

      10. Risk of Loss; Loss of Equipment.

      10.1 Lessee hereby assumes and shall bear the entire risk of loss for theft, damage, seizure, condemnation, destruction or other injury whatsoever to the Equipment from any and every cause whatsoever. Such risk of loss shall be deemed to have been assumed by Lessee from and after such risk passes from the manufacturer or supplier by agreement or pursuant to applicable law.

      10.2 In the event of any loss, seizure, condemnation or destruction of the Equipment or damage to the Equipment which cannot be repaired by Lessee, Lessee shall immediately notify Lessor in writing. Within thirty (30) days of such notice, during which time Lessee shall continue to pay Monthly Rent, Lessee shall, at the option of Lessor, either (i) replace the Equipment with equipment of the same type and manufacture and in good repair, condition and working order, and transfer title to such equipment to Lessor free and clear of all liens, claims and encumbrances, whereupon such equipment shall be deemed Equipment for all purposes of this Lease Agreement, or (ii) terminate this Lease Agreement with respect to such Equipment by paying to Lessor the stipulated loss value ("Stipulated Loss Value") as defined in Exhibit A, which is attached to each Equipment Schedule, for the date, appearing on such Exhibit, which next follows the date on which the Equipment is lost, seized, condemned, destroyed or damaged ("Stipulated Loss Payment Date"). Upon payment of the Stipulated Loss Value and any Monthly Rent or other sums due and owing by Lessee to Lessor, the Lease Agreement shall terminate with respect to such Equipment and all right, title and interest of Lessor in and to the Equipment shall vest in Lessee. Any insurance proceeds or awards relating to the loss, seizure, condemnation or destruction of or damage to the Equipment,


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which are paid directly to Lessor, shall either be credited or paid over by
Lessor to Lessee up to the amount of any Stipulated Loss Value, either payable or paid by Lessee. Any insurance or condemnation proceeds received by Lessor shall be credited to the obligation of Lessee under this Section 10.2 and the remainder of such proceeds, if any, shall be paid to Lessee by Lessor in full compensation for the loss of the leasehold interest in the Equipment by Lessee.

      10.3 Upon any replacement of or payment for the Equipment as provided in
Section 10.2 above, this Lease Agreement shall terminate only with respect to the Equipment so replaced or paid for, and Lessor shall transfer to Lessee title only to such Equipment "AS IS," "WITH ALL FAULTS," and WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE. Lessee shall pay any sales or use taxes due on such transfer.

      11. Insurance.

      11.1 Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever occurring during the Initial Term, or any Extended Term for an amount not less than the higher of the full replacement value of the Equipment or the aggregate of unpaid Daily Rent and Monthly Rent for the balance of the Initial Term, or the Extended Term. Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Equipment, and Lessee shall be liable for any deductible portions of all required insurance.

      11.2 All insurance required under this Section 11 shall name Lessor as additional insured and loss payee. Such insurance shall also be with such insurers and shall be in such forms and amounts as are satisfactory to Lessor. All applicable policies shall provide that no act, omission or breach of warranty by Lessee shall give rise to any defense against payment of the insurance proceeds to Lessor. Lessee shall pay the premiums for such insurance and, at the request of Lessor, deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. In any event, Lessee shall provide Lessor with endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this Section 11 and by which the insurers agree to give Lessor written notice at least twenty (20) days prior to the effective date of any expiration, modification, reduction, termination or cancellation of any such policies.

      11.3 The proceeds of insurance required under this Section 11 and payable as a result of loss or damage to the Equipment shall be applied as set forth in
Section 10.2 above. Upon the occurrence of an Event of Default as defined in
Section 15 below, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact, which power shall be deemed coupled with an interest, to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this Section 11.

      11.4 Notwithstanding anything herein, Lessor shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any


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policy or coverage, or to advise Lessee of any failure to comply with the provisions of this Section 11.

      12. Surrender to Lessor.

      12.1 Immediately upon the expiration of the Initial Term or any Extended Term, Lessee shall surrender the Equipment to Lessor; provided, however that Lessee has given 90 days prior written notice of its intent to surrender the Equipment. The term of lease shall be automatically extended for successive monthly periods ("Extended Term") until terminated by Lessee in accordance with such notice. No notice of termination by Lessee shall be effective earlier than the last day of the Initial Term, any Extended Term under Section 3.2 above, or any Extended Term under this Section 12.1, nor shall any such notice be required in the event of a termination of this Lease Agreement by Lessor upon the occurrence of an Event of Default. All Equipment surrendered to Lessor shall be in good repair and working order, reasonable wear and tear excepted, by delivering the Equipment to any location as may be designated by Lessor within 100 miles of a major terminal operated by Lessee in any of the following cities:
Dallas, Texas; Chicago, Illinois; New York, New York; Atlanta, Georgia; Los Angeles, California; or Denver, Colorado. All costs of removal and delivery of such Equipment to the place designated by Lessor shall be borne by Lessee.

      12.2 Without limiting the obligations of Lessee under either Section 5.3 and 12.1, Lessee shall, at its expense, do the following,

            12.2.1 Lessee shall ensure that all Equipment and Equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines. Upon return, the Equipment will be complete and operational with all components as originally supplied and will have passed U.S. Department of Transportation ("DOT') or appropriate regulatory agency requirements for operation. If applicable, an inspection sticker or certificate will be furnished to Lessor verifying compliance with any regulatory requirements. Lessee shall satisfy all legal and regulatory conditions necessary for Lessor to sell or lease the Equipment to a third party. Lessee will keep all licenses and operating certificate required for operation of the Equipment current during the Initial Term or any Extended Term of this Lease Agreement. Lessee will at all times use the Equipment in compliance with all applicable laws and regulations of any governmental, local and regulatory agency.

            12.2.2 Lessee shall provide safe, secure storage for the Equipment for sixty (60) days after expiration or earlier termination of the Lease Agreement (by acceleration or otherwise) at not more than eight (8) locations selected by Lessor.

            12.2.3 Lessee shall take such action as may be required so that, upon return, each unit of Equipment shall meet all of its manufacturer's specifications for performance under full rated loads and all of the following conditions:

            (i) Tires: All tires shall be of the same type (original size) and manufacturer (i.e. matched) and have a minimum of fifty percent (50%) remaining tread on original or recapped casings without flat or bald spots, dry rot, exposed cord or cuts in sidewall,

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            (ii) General Condition: Upon return, there shall be no structural or mechanical damage. The Equipment must be air, wind and water tight Floors, interior linings, scuffboards, exterior panels, roofs, and doors are to be secure and free of holes, rips, tears, or any other material damage. Doors, including hinges, hardware and seals, will be complete and operate as originally intended by the manufacturer. Interior linings and floors will be repaired in a manner that maintains the original geometric profile of the structure and resulting air flow pattern. All rust or corrosion must be treated in a manner consistent with standard industry practices. The equipment must be able to pass a FHWA inspection. All patches shall be permanent and sealed properly. (Tape patches shall not be deemed acceptable. Existing self sealing pop rivets are acceptable, except that drive rivet patches shall not be acceptable.) All Equipment must have a good overall appearance and no material damage. The Equipment shall be structurally sound, in good appearance, clean, free of rust and corrosion with no missing or damaged parts. There may not be any broken or cracked exterior surfaces, inside linings, seals, doors, latches, or floors. Upon return, all commercial logos, advertising, graffiti, insignia and lettering shall be removed in a workmanlike manner so as not to damage the Equipment. The surfaces shall be repainted in such a way that the area blends in with the remainder of the unit. Manufacturer's identity plates and markings shall not be removed. With respect to each unit of Equipment, the total cost of necessary repairs for damages or other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease Agreement may not exceed $500. All units shall be cleaned and cosmetically acceptable with all Lessee installed decals and markings properly removed. Fuel tanks must be at least twenty-five percent (25%) full;

            (iii) Documents and Records: Written records of scheduled and other maintenance and repair work done shall be kept, dated, and signed by the appropriate authority. A service history or log will be maintained during the Initial Term and any Extended Term of the Lease Agreement and a copy provided to Lessor upon request during the Initial Term and any Extended Term of the Lease Agreement, or at the expiration or other termination (by acceleration or otherwise) of the Lease Agreement. All maintenance records, maintenance record jackets, repair jackets, repair orders, license plates, registration certificates and all other similar documents, in their entirety, must be returned to Lessor;

            (iv) Brakes: Brake drums and linings shall not be cracked and shall not exceed manufacturers' recommended wear limits. Brake linings shall have fifty percent (50%) remaining wear;

            (v) Maintenance: Lessee shall strictly follow the manufacturer's recommended maintenance and service schedule, as required to validate any warranty, at Lessee's sole cost and expense. Any maintenance or repair work shall comply with the guidelines and procedures as specified by the manufacturers of the Equipment or each component of the Equipment. Lessee

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            will use only original manufacturer's approved replacement parts and components in the performance of any maintenance and repair of the Equipment. Lessee will at all times maintain the Equipment in good operational condition and appearance, and shall not discriminate such maintenance between owned or leased equipment; and

            (vi) Refrigeration Units: With respect to all refrigeration units, upon return, each shall be mechanically sound and in good operating order and capable of satisfactorily passing any test for refrigeration or cooling loss as recommended by the manufacturer and performed by an authorized factory representative, at Lessee's sole cost and expense. Refrigeration unit specifications must be in compliance with DOT. The refrigeration units must have at least 50% time-wear remaining before the next overhaul or replacement as recommended by Reefer Manufacturer's and published in standard maintenance manuals;

            (vii) Refrigerants: Lessee shall use only non-CFC refrigerants in the refrigeration units. In the event that Lessee wishes to convert the operating refrigerant to an alternative refrigerant, the Lessee will obtain the prior approval of the Lessor. Any such modifications will be done in accordance with the Reefer Manufacturer's suggested procedures. All such modifications will be completed at Lessee's expense. These modifications will become the property of Lessor;

            (viii) Use: Lessee guarantees that the Equipment will not be or have been loaded beyond the rated capacity as certified by the manufacturer at any time during the Initial Term or any Extended Term of the Lease Agreement Lessee will not discriminate in the use of the Equipment from any other similar equipment in its fleet;

            (ix) Alterations: Lessee will not modify the Equipment without the prior written approval of Lessor, in any event, Lessee will not make any modifications or alterations that would impair the Equipment's use, value marketability or manufacturer's warranty and recommendations. Lessee will not make any alterations, to the Equipment that would damage or restrict the use of the Equipment from its initial use and design and that cannot be removed without damage to the unit. Changes, modifications or additions to the Equipment mandated by Federal or state authorities will be completed by the Lessee and become property of the Lessor; and

            (x) Regulatory Standards: Without limiting any of the foregoing, Lessee shall insure that, upon surrender to Lessor, all coolants and other materials contained in any unit of Equipment comply with all then current standards and/or regulations promulgated by the Environmental Protection Agency, or any successor agency, or other governmental or quasi-governmental agency having jurisdiction over the Equipment, and such compliance with standards and regulations is necessary in order for such units of Equipment to be marketable for the purposes such units were intended.

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            12.2.4 Prior to any surrender of the Equipment, an in depth physical inspection will be conducted by a manufacturer's service representative(s)
(Great Dane, Utility and Trailmobile, collectively the "Trailer Manufacturers" and Thermo King for the trailers having Thermo King refrigeration units and Carrier for those units having Carrier refrigeration units, collectively the "Reefer Manufacturers") on behalf of Lessor, and paid for by Lessee. Any part, component or function found not to be within the manufacturer's tolerances and operational specifications will be replaced or brought with in those tolerances and specifications to the satisfaction of Lessor.

      13. Financial Statements. Lessee shall annually, within ninety (90) days after the close of the fiscal year for Lessee, furnish, or cause to be furnished, to Lessor financial statements of Frozen Foods Express Industries, Inc., the quarantor of the obligations of Lessee hereunder (the "Guarantor"), including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by independent public accountants for Guarantor. If requested by Lessor, Guarantor shall also provide quarterly financial statements of Guarantor, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments) by the chief financial officer of Guarantor and furnished to Lessor within sixty (60) days following the end of the quarter, and such other financial information as may be reasonably requested by Lessor.

      14. Delayed Payment Charge. Lessee shall pay to Lessor interest upon the amount of any Daily Rent, Monthly Rent or other sums not paid by Lessee when due and owing under this Lease Agreement, from the due date thereof until paid, at the rate of one and one half (1-1/2) percent per month, but if such rate violates applicable law, then the maximum rate of interest allowed by such law.

      15. Default.

      15.1 The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Lease Agreement.

            (a) Lessee fails to pay any Daily Rent or any Monthly Rent when due and such failure to pay continues for ten (10) consecutive days; or

            (b) Lessee fails to pay any other sum required hereunder, and such failure continues for a period of ten (10) days following written notice from Lessor; or

            (c) Lessee fails to maintain the insurance as required by Section 11 above and such failure continues for ten (10) days after written notice from Lessor; or

            (d) Lessee or Guarantor violates or fails to perform any other term, covenant or condition of this Lease Agreement or any other document, agreement or instrument executed pursuant hereto or in connection herewith, which failure is not cured within thirty (30) days after written notice from Lessor; or

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            (e) Lessee or Guarantor ceases to exist or terminates its
      independent operations by reason of any discontinuance, dissolution, liquidation, merger, sale of substantially all of its assets, or otherwise ceases doing business as a going concern; or

            (f) Lessee or Guarantor (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit or its creditors, (iv) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (vii) takes any corporate action for the purpose of effecting any of the foregoing, or

            (g) A proceeding or case is commenced, without the application or consent of Lessee or Guarantor, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of Lessee or Guarantor or composition or readjustment of the debts of Lessee or Guarantor, (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official for Lessee or Guarantor or for all or any substantial part of its assets, or (iii) similar relief with respect to Lessee or Guarantor under any law providing for the relief of debtors; or an order for relief is entered with respect to Lessee or Guarantor in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of Lessee or Guarantor, similar to any of the foregoing, is taken with respect to Lessee or Guarantor without its application or consent, or

            (h) Lessee or Guarantor makes any representation or warranty herein or in any statement or certificate at any time given in writing pursuant to or in connection with this Lease Agreement which is false or misleading in any material respect, or

            (i) Lessee or Guarantor defaults under any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture or other material obligation whatsoever, and a party thereto or a holder thereof is entitled to accelerate the obligations of Lessee or Guarantor thereunder; or Lessee or Guarantor defaults in meeting any of its trade, tax or other current obligations as they mature, unless such obligations are being contested diligently and in good faith; or

            (j) Any party to any guaranty, letter of credit, subordination or credit agreement or other undertaking, given for the benefit of Lessor and obtained in connection with this Lease Agreement, breaches, fails to continue, contests, or purports to terminate or to disclaim such guaranty, letter of credit, subordination or credit agreement or other undertaking, or such guaranty, letter of credit, subordination agreement or other undertaking becomes unenforceable; or a guarantor of this Lease Agreement shall die, cease to exist or terminate its independent operations.

      15.2 No waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or of the same Event of Default at any other time.

      16. Remedies.

      16.1 Upon the occurrence of an Event of Default and while such Event of Default is continuing, Lessor, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies:

            (a) Lessor may terminate this Lease Agreement whereupon all rights of Lessee to the quiet enjoyment and use of the Equipment shall cease;

            (b) Whether or not this Lease Agreement is terminated, Lessor may cause Lessee, at the sole cost and expense of Lessee, to return any or all of the Equipment promptly to the possession of Lessor in good repair and working order, reasonable wear and tear excepted. Lessor, at its sole option and through its employees, agents or contractors, may peaceably enter upon the premises where the Equipment is located and take immediate possession of and remove the Equipment, all without liability to Lessor, its employees, agents or contractors for such entry. LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO NOTICE AND/OR HEARING PRIOR TO THE REPOSSESSION OR REPLEVIN OF THE EQUIPMENT BY LESSOR, ITS EMPLOYEES, AGENTS OR CONTRACTORS;

            (c) Lessor may proceed by court action to enforce performance by Lessee of this Lease Agreement or pursue any other remedy Lessor may have hereunder, at law, in equity or under any applicable statute, and recover such other actual damages as may be incurred by Lessor;

            (d) Lessor may recover from Lessee damages, not as a penalty but as liquidation for all purposes and without limitation of any other amounts due from Lessee under this Lease Agreement, in an amount equal to the sum of (i) any unpaid Daily Rents and/or Monthly Rents due and payable for periods prior to the repossession of the Equipment by Lessor plus any interest due thereon pursuant to Section 14 above (ii) the present value of all future Monthly Rents required to be paid over the remaining Initial Term or any Extended Term after repossession of the Equipment by Lessor, determined by discounting such future Monthly Rents to the date of payment by Lessee at a rate of five (5) percent per annum, and (iii) all costs and expenses incurred in searching for, taking, removing, storing, repairing, restoring, refurbishing and leasing or selling such Equipment; or

            (e) Lessor may sell, lease or otherwise dispose of any or all of the Equipment, whether or not in the possession of Lessor, at public or private sale and with or without notice to Lessee, which notice is hereby expressly waived by Lessee, to the extent permitted by and not inconsistent with applicable law. Lessor shall then apply against the obligations of Lessee hereunder the net proceeds of such sale, lease or other disposition, after deducting therefrom (i) the present value of the residual value of the Equipment at the expiration of the Initial Term, which is anticipated by Lessor and

      Lessee to be not less than the Stipulated Loss Value for the last Stipulated Loss Payment Date set forth on Exhibit A to the applicable Equipment Schedule, such present value to be determined by discounting the residual value to the date of sale, lease or other disposition at a rate of five (5) percent per annum, and (ii) all costs incurred by Lessor in connection with such sale, lease or other disposition including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising or other fees. Lessee shall remain liable for any deficiency, and any excess of such proceeds over the total obligations owed by Lessee shall be retained by Lessor. If any notice of such sale, lease or other disposition of the Equipment is required by applicable law, ten (10) days written notice to Lessee shall be deemed reasonable.

      16.2 No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Each right and remedy provided hereunder is cumulative and not exclusive of any other right or remedy including, without limitation, any right or remedy available to Lessor at law, by statute or in equity.

      16.3 Lessee shall pay all costs and expenses including, but not limited to, reasonable legal fees incurred by Lessor arising out of or in connection with any Event of Default under this Lease Agreement. Lessee shall also be liable for any amounts due and payable to Lessor under any other provision of this Lease Agreement including, but not limited to, amounts due and payable under Section 17 below.

      17. Tax Indemnification

      17.1 This Lease Agreement has been entered into by Lessor and Lessee under the assumption that Lessor or its affiliated group ("Affiliated Group"), as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, (the "Code") will be treated as the owner Of the Equipment and will be entitled to such deductions and other benefits that are provided by the Code including, without limitation, deductions for the recovery of the Acquisition Cost of the Equipment, over the recovery period ("Recovery Period") set forth on the applicable Equipment Schedule, using the Accelerated Cost Recovery System as provided by Section 168 of the Code ("ACRS Deductions").

      17.2 Lessee represents, covenants and warrants the following,

            (a) Neither Lessee, nor any affiliate of Lessee, nor any other party
      (i) has claimed or will claim any ACRS Deductions, or any other deductions in the nature of cost recovery or depreciation with respect to the Equipment, or (ii) has made or will make any election under the Code regarding the method or the period for cost recovery or deductions for personal property which will be binding upon Lessor and which will adversely affect the assumptions set forth in Section 17.1 above with respect to the Equipment or (iii) shall, at any time, take any action or file any returns or other documents inconsistent with the assumptions set forth in Section 17.1 above.

            (b) In the event the Equipment has been sold to Lessor by Lessee and leased back from Lessor by Lessee, such Equipment does not constitute property placed in service in a churning transaction within the meaning of
      Section 168(f)(5) of the Code.

            (c) The Equipment has not been manufactured or produced in any foreign country which is subject to an Executive Order of the President of the United States that would deny the availability of ACRS Deductions to Lessor.

            (d), The Acquisition Cost of the Equipment does not exceed the fair market value of the Equipment.

            (e) When delivered and accepted under the Lease Agreement, the Equipment will not require any improvements, modifications, or additions (other than ancillary or incidental items of removable equipment) in order to be rendered complete for its intended use by Lessee.

            (t) At the time the Equipment is accepted under the Lease Agreement, Lessee and, if applicable, any member of its Affiliated Group shall have been fully reimbursed for any portion of the Acquisition Cost of the Equipment which it may have furnished; furthermore, on the applicable Commencement Date and during the Initial Term, neither Lessee nor any member of its Affiliated Group shall have any investment in the Equipment.

            (g) The Equipment will be placed in service on the applicable Commencement Date and will be used in a trade or business or will be held for the production of income within the meaning of Section 167 of the Code.

            (h) From the applicable Commencement Date and during the Initial Term, the Equipment will constitute and will be treated as (i) "recovery property" within the meaning of Section 168 of the Code, and (ii) property with the Recovery Period set forth in the applicable Equipment Schedule determined in accordance with Section 168(c) of the Code.

            (i) From the applicable Commencement Date and during the Initial Term, the Equipment will not constitute, or be treated as, (I) "tax exempt use property" within the meaning of Section 168(h) of the Code which would cause Lessor to fail to realize, lose, or suffer diminution, deferral, or recapture of any of the ACRS Deductions described in Section 17.1 above, or (ii) "limited use property" within the meaning of Rev. Proc. 76-30, 1976C. B. 647.

            (j) During the Initial Term, the Equipment will not be used "predominantly outside the United States" within the meaning of Section 168(g)(4) of the Code.

            (k) During the Initial Term, Lessor shall not be required to include in its gross income for Federal income tax purposes any amount derived from the cost of any alteration, addition, improvement, modification, replacement, or substitution of the

      Equipment or from any refund or credit from the manufacturer or supplier of the Equipment.

      17.3 A tax loss ("Tax Loss") shall be deemed to have occurred under this
Section 17 if Lessor or its Affiliated Group, for Federal income tax purposes, shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any of the ACRS Deductions, as a result of:

            (a) Lessee's breach of, or its failure to comply with, any representation, covenant, or warranty set forth in Section 17.2 above, or the inaccuracy of any such representation;

            (b) the occurrence of an Event of Default as defined in Section 15 of the Lease Agreement;

            (c) the replacement, substitution, loss, seizure, condemnation, destruction or governmental requisitioning of the Equipment; or

            (d) any act (whether or not permitted or required under this Lease Agreement) or any omission of Lessee, any affiliate of Lessee, any sublessee or assignee of Lessee, or any entity, other than Lessor, having possession, control or use of the Equipment (whether or not such possession, control or use may be authorized or unauthorized).

      17.4 If a Tax Loss occurs, then Lessee shall pay to Lessor, upon demand, a sum to be computed by Lessor in the following manner. Such sum, after deduction of all Federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an aftertax basis, as it would have been in but for the loss of such ACRS Deductions. In making its computation, Lessor or its Affiliated Group shall consider, but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of entitlement to or loss, recapture, or disallowance of ACRS Deductions but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment;
(ii) penalties, interest or other charges imposed; (iii) difference in tax years involved; and (iv) the time value of money at a reasonable rate determined, in good faith, by Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this Section 17.

      17.5 The representations, obligations and indemnities of Lessee under this
Section 17 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement

      18. Assignment; Sublease.

      18.1 Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease Agreement to a third-party assignee, subject to the terms and conditions of this Lease Agreement including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Such assignee shall assume all of the rights and obligations of Lessor under this Lease Agreement and shall relieve Lessor therefrom. Thereafter, all references to Lessor herein shall mean such assignee. Notwithstanding any such sale, assignment or transfer, the obligations hereunder shall remain absolute and unconditional as set forth in Section 7.2 above.

      18.2 Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease Agreement as collateral. Each such pledgee, mortgagee, lienholder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or assignment of this Lease Agreement shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 7.1 above. Lessee, by reason of such pledge, mortgage, grant of security interest or collateral assignment, shall not be relieved of any of its obligations hereunder which shall remain absolute and unconditional as set forth in Section 7.2 above. Upon the written request of Lessor, Lessee shall acknowledge such obligations to the pledgee, mortgagee, lienholder or assignee.

      18.3 LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE AGREEMENT OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITITEN CONSENT OF LESSOR. Any such sale, transfer, assignment, sublease, conveyance or pledge, whether by operation of law or otherwise, without the prior written consent of Lessor, shall be void.

      19. Optional Performance by Lessor. If an Event of Default, as defined in
Section 15 above, occurs and is continuing, Lessor in its sole discretion may pay or perform such obligation in whole or in part, without thereby becoming obligated to pay or to perform the same on any other occasion or to pay any other obligation of Lessee. Any payment or performance by Lessor shall not be deemed to cure any Event of Default hereunder. Upon such payment or performance by Lessor, Lessee shall pay forthwith to Lessor the amount of such payment or an amount equal to all costs and expenses of such performance, as well as any delayed payment charges on such amounts as set forth in Section 14 above.

      20. Compliance and Approvals. Lessee warrants and agrees that this Lease Agreement and the performance by Lessee of all of its obligations hereunder have been duly authorized, do not and will not conflict with any provision of the charter or bylaws of Lessee or of any agreement, indenture, lease or other instrument to which Lessee is a party or by which Lessee or any of its property is or may be bound. Lessee warrants and agrees that this Lease Agreement does not and will not require any governmental authorization, approval, license or consent except those which have been duly obtained and will remain in effect during the entire Initial Term and any Extended Term.

      21. Miscellaneous.

      21.1 The section headings are inserted herein for convenience of reference and are not part of and shall not affect the meaning or interpretation of this Lease Agreement

      21.2 Any provision of this Lease Agreement which is unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such unenforceability without invalidating any remaining part or other provision hereof and shall not be affected m any manner by reason of such enforceability in any other jurisdiction. The validity and interpretation of this Lease Agreement and the rights and obligations of the parties hereto shall be governed in all respects by the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

      21.3 This Lease Agreement, including all Equipment Schedules and Certificates of Acceptance, constitutes the entire agreement between Lessor and Lessee. Lessor and Lessee agree that this Lease Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto. LESSEE ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS, EXPRESS OR IMPLIED, BY LESSOR OTHER THAN AS SET FORTH HEREIN AND LESSEE EXPRESSLY CONFIRMS THAT IT HAS NOT RELIED UPON ANY REPRESENTATIONS BY LESSOR, EXCEPT THOSE SET FORTH HEREIN, AS A BASIS FOR ENTERING INTO THIS LEASE AGREEMENT.

      21.4 Any notice required to be given by Lessee or Lessor hereunder shall be deemed adequately given if sent by registered or certified mail, return receipt requested, to the other party at their respective addresses stated herein or at such other place as either party may designate in writing to the other.

      21.5 Lessee agrees to execute and deliver such additional documents and to perform such further acts as may be reasonably requested by Lessor in order to carry out and effectuate the purposes of this Lease Agreement Upon the written request of Lessor, Lessee further agrees to execute any instrument necessary for filing or recording this Lease Agreement or to confirm the ownership of the Equipment by Lessor. Lessor is hereby authorized to insert in any Equipment Schedule the serial numbers of the Equipment and other identifying marks or similar information and to sign, on behalf of Lessee, any Uniform Commercial Code financing statements.

      21.6 This Lease Agreement cannot be canceled or terminated except as expressly provided herein.

      21.7 Whenever the context of this Lease Agreement requires, the singular includes the plural and the plural includes the singular. Whenever the word Lessor is used herein, it includes all assignees and successors in interest of Lessor. If more than one Lessee are named in this Lease Agreement, the liability of each shall be joint and several.

      21.8 All agreements, indemnities, representations and warranties of Lessee made herein and all rights and remedies of Lessor shall survive the expiration or other termination of this Lease Agreement, whether or not expressly provided herein.

      21.9 Any waiver of any power, right, remedy or privilege of Lessor hereunder shall not be effective unless in writing signed by Lessor.

      21.10 This Lease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

      IN WITNESS WHEREOF, Lessor and Lessee, each by its duly authorized officer or agent, have duly executed and delivered this Lease Agreement, which is intended to take effect as a sealed instrument, as of the day and year first written above.

                                          Conwell Corporation

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------

                                          Title:  [ILLEGIBLE]
                                                --------------------------------

Accepted at Boston, Massachusetts

FFE LEASING TRUST NO. 95-01

By: /s/ Gail Ofgant
   ------------------------------
      TRUSTEE

By:
   ------------------------------
      TRUSTEE

                                  EXHIBIT A TO
                                 SECTION 10.2 OF
                             MASTER LEASE AGREEMENT

With reference to Section 10.2 of the Master Lease Agreement as applicable to the Equipment set forth on Equipment Schedule No. 002, Lessor and Lessee agree that the Stipulated Loss Value shall mean the product obtained by multiplying the Acquisition Cost of the Equipment terminated pursuant to Section 10.2 by the appropriate percentage for the Stipulated Loss Payment Date.

    STIPULATED LOSS                   STIPULATED LOSS
     PAYMENT DATE     PERCENTAGE        PAYMENT DATE       PERCENTAGE
     ------------     ----------        ------------       ----------
        1-1-96          104.64              7-1-99            76.16
        2-1-96          104.13              8-1-99            75.36
        3-1-96          103.60              9-1-99            74.56
        4-1-96          103.04             10-1-99            73.74
        5-1-96          102.49             11-1-99            72.93
        6-1-96          101.93             12-1-99            72.10
        7-1-96          101.37              1-1-00            71.26
        8-1-96          100.79              2-1-00            70.43
        9-1-96          100.21              3-1-00            69.59
       10-1-96           99.61              4-1-00            68.73
       11-1-96           99.01              5-1-00            67.89
       12-1-96           98.40              6-1-00            67.03
        1-1-97           97.78              7-1-00            66.17
        2-1-97           97.15              8-1-00            65.30
        3-1-97           96.52              9-1-00            64.43
        4-1-97           95.87             10-1-00            63.55
        5-1-97           95.22             11-1-00            62.66
        6-1-97           94.56             12-1-00            61.79
        7-1-97           93.89              1-1-01            60.90
        8-1-97           93.22              2-1-01            60.01
        9-1-97           92.55              3-1-01            59.11
       10-1-97           91.86              4-1-01            58.21
       11-1-97           91.17              5-1-01            57.30
       12-1-97           90.48              6-1-01            56.39
        1-1-98           89.77              7-1-01            55.46
        2-1-98           89.06              8-1-01            54.55
        3-1-98           88.35              9-1-01            53.62
        4-1-98           87.63             10-1-01            52.70
        5-1-98           86.90             11-1-01            51.77
        6-1-98           86.17             12-1-01            50.84
        7-1-98           85.43              1-1-02            49.90
        8-1-98           84.69              2-1-02            48.96
        9-1-98           83.93              3-1-02            48.01
       10-1-98           83.18              4-1-02            47.07
       11-1-98           82.42              5-1-02            48.12
       12-1-98           81.66              6-1-02            45.16
        1-1-99           80.90              7-1-02            44.19
        2-1-99           80.12              8-1-02            43.25
        3-1-99           79.35              9-1-02            42.29
        4-1-99           78.58             10-1-02            41.35
        5-1-99           77.77             11-1-02            40.41
        6-1-99           76.98             12-1-02            39.45
                                          Thereafter          39.50

FFE LEASING TRUST NO. 95-01            CONWELL CORPORATION

BY: /s/ Gail Ofgant                    BY: /s/ [ILLEGIBLE]
    --------------------------------       -----------------------------------

TITLE: Manager                         TITLE: Controller
      ------------------------------         ---------------------------------

BY:
    --------------------------------

TITLE:
      ------------------------------

                                                                       EXHIBIT A

                           EQUIPMENT SCHEDULE NO. 002

      This Equipment Schedule No.002 is hereby made a part of the MASTER LEASE AGREEMENT dated as of November 21, 1995 between FFE LEASING TRUST NO. 95-01, as Lessor, and Conwell Corporation, as Lessee.

1. EQUIPMENT DESCRIPTION (including quantity, model/feature, identification and/or serial number):

                             See Attached Exhibit 1

2. ACQUISITION COST:  $1,249,505.28

3. LEASE TERM:        84      months

4. MONTHLY RENT:      $14,431.79   in advance/in arrears

5. RECOVERY PERIOD:   5 years

6. INSTALLATION SITE: 203 Hal Muldrow
                      ----------------------------------------------------------
                      Address

                      Norman         Cleveland       OK        73069
                      ----------------------------------------------------------
                      City           County          State     Zip Code

LESSOR                              LESSEE:

FFE LEASING TRUST NO. 95-01         Conwell Corporation

By: /s/ Gail Ofgant                 By: /s/ [ILLEGIBLE]
    ----------------------------        ----------------------------

Title: TRUSTEE                      Title: Controller
                                           -------------------------
By:
    ----------------------------

Title: TRUSTEE

                                    EXHIBIT 1

4 1996 Great Dane Super Seal 48' x 102.31" x 13'6" Swing doors, slide tandem, Bridgestone 295/75R22.5 R194 FFE tires, Carrier unit, Lift pads and decals.

Equip#                        Vin#                          Carrier Ultra Unit
11654                         1GRAA9622TWO21602             EAF90311372
11656                         1GRAA9626TWO21604             EAE90311375
11659                         1GRAA9621TWO21607             EAE90311371
11679                         1GRAA9627TWO21627             FAF90315009

21 1996 Great Dane Super Seal 48' x 102.31" x 13'6" Swing doors, slide tandem, Bridgestone 295/75R22.5 R194 FFE tires, Carrier unit, Lift pads and decals.

Equip#                        Vin#                          Carrier Ultra Unit
11653                         1GRAA9620TWO21601             EAE90311367
11655                         1GRAA9624TWO21603             EAF90311370
11657                         1GRAA9628TWO21605             EAE90311369
11658                         1GRAA962XTWO21606             EAE90311374
11660                         1GRAA9623TWO21608             EAE90315405
11661                         1GRAA9625TWO21609             FAE90315007
11662                         1GRAA9621TWO21610             EAF90315003
11663                         1GRAA9623TWO21611             EAF90315005
11664                         1GRAA9625TWO21612             EAE90315008
11666                         1GRAA9629TWO21614             FAF90315002
11667                         1GRAA9620TWO21615             EAF90315013
11668                         1GRAA9622TWO21616             FAF90315006
11669                         1GRAA9624TWO21617             FAF90315402
11670                         1GRAA9626TWO21618             FAF90311366
11671                         1GRAA9628TWO21619             FAF90315011
11672                         1GRAA9624TWO21620             FAF90315396
11673                         1GRAA9626TWO21621             FAF90315403
11674                         1GRAA9628TWO21622             FAF90315397
11675                         1GRAA962XTWO21623             FAF90315404
11681                         1GRAA9620TWO21629             EAF90315004
11680                         1GRAA9629TWO21628             EAE90311373

7 1996 Great Dane Super Seal 48' x 102.31" x 13'6" Swing doors, slide tandem, Bridgestone 295/75R22.5 R 194 FFE tires, Carrier unit, Lift pads and decals.

Equip#                        Vin#                          Carrier Ultra Unit

11665                         1GRAA9627TWO21613             EAE90315010
11676                         1GRAA9621TWO21624             EAE90315407
11677                         1GRAA9623TWO21625             FAE90315014
11678                         1GRAA9625TWO21626             EAE90315012
11682                         1GRAA9627TWO21630             EAE90315138
11683                         1GRAA9629TWO21631             EAF90315481
11684                         1GRAA9620TWO21632             EAF90315398

                                                                       EXHIBIT B

                            CERTIFICATE OF ACCEPTANCE

To: FFE LEASING TRUST NO. 95-01

      Pursuant to the MASTER LEASE AGREEMENT dated as of November 21, 1995, (the "Lease Agreement") between FFE LEASING TRUST NO. 95-01 (the "Lessor") and the undersigned (the "Lessee"), the equipment described on Equipment Schedule No. 002 (the "Equipment") has been delivered to the location set forth in such Equipment Schedule, has been tested and inspected by Lessee, and has been found to be in good repair and working order.

      The Equipment has been accepted and placed in service by Lessee for all purposes under the Lease Agreement on December [illegible] 19 [illegible] (the "Commencement Date").

      Lessee represents, warrants and covenants that: (a) as of the Commencement Date, all representations set forth in Section 18 of the Lease Agreement apply to the Equipment accepted hereunder; (b) in the event of a sale and leaseback of the Equipment, neither Lessee nor any member of its Affiliated Group as defined in the Lease Agreement has made or will make any election under the Internal Revenue Code of 1986, as amended (the "Code") affecting the depreciation of the Equipment or of any class of property which would apply to the Equipment after the sale of the Equipment to Lessor by Lessee; (c) in the event of a sale and leaseback of the Equipment, the Equipment will not constitute property placed in service in a churning transaction within the meaning of Section 168(f)(5) of the Code; (d) neither Lessee nor any member of its Affiliated Group filing a consolidated Federal income tax return will take any deduction for recovery of the cost of the Equipment; (e) the Equipment has been placed in service under the Lease Agreement on the Commencement Date; and (f) neither Lessee nor any member of its Affiliated Group has any investment in the cost of the Equipment

      The execution of this Certificate of Acceptance by Lessee shall not be construed, in any way, to release or to waive the obligations of any manufacturer or supplier for any warranties with respect to the Equipment.

      This Certificate of Acceptance applicable to Equipment Schedule No. 002 shall constitute a part of the Lease Agreement.

      IN WITNESS WHEREOF Lessee, by its duly authorized officer or agent, has executed and delivered this Certificate of Acceptance which is intended to take effect as a sealed instrument.

                                          Conwell Corporation

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------

                                          Title: Controller
                                                --------------------------------

LLR4OD-01                                                12/15/95 9:42:39 PAGE 1
                             AMERICAN FINANCE GROUP

                      Schedule A Rental Schedule Economics


LESSEE:             CONWELL CORPORATION
LESSOR:             AMERICAN FINANCE GROUP
RENTAL SCHEDULE:                                        002
LEASE TERM (months):                                     84
PRIMARY START DATE:                               1/01/1996
LEASE EXPIRATION DATE:                           12/31/2002
PAYMENT FREQUENCY:                                  MONTHLY
ADVANCE /ARREARS.                                   ADVANCE
LEASE RATE:                                      .011550000
PER DIEM LEASE RATE:                             .000385000
PERIODIC RENT:                                   $14,431.68
NUMBER OF PAYMENTS:                                      84
TOTAL INTERIM RENT:                               $6,734.72
PAYMENT COMMENCEMENT DATE:                        1/01/1996
TOTAL EQUIPMENT COST:                         $1,249,505.28

DOCUMENTATION FEE:
                                          -----------------

_______________________ LESSEE INITIALS

_______________________ LESSOR INITIALS

LLR41D--01                                               12/15/95 9:42:42 PAGE 1
                             AMERICAN FINANCE GROUP

                        Schedule B Equipment Description

             RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: 002

LESSEE: CONWELL CORPORATION

LESSOR:    AMERICAN FINANCE GROUP

                                                                                                                          Acceptance
Equipment Cost         Serial Number           Year Manufacturer               Model            Type                      Date
------------------------------------------------------------------------------------------------------------------------------------
     39,047.04        1GRAA962OTWO216O1       1996 GREAT DANE & CARRIER        REFER # 1367     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9622TW021602       1996 GREAT DANE & CARRIER        REFER # 1372     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9624TW021603       1996 GREAT DANE & CARRIER        REFER # 1370     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9626TW021604       1996 GREAT DANE & CARRIER        REFER # 1375     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9628TW021605       1996 GREAT DANE & CARRIER        REFER # 1369     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA962XTWO216O6       1996 GREAT DANE & CARRIER        REFER # 1374     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9621TW021607       1996 GREAT DANE & CARRIER        REFER # 1371     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9623TW021608       1996 GREAT DANE & CARRIER        REFER # 5405     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9625TW021609       1996 GREAT DANE & CARRIER        REFER # 5007     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9621TW021610       1996 GREAT DANE & CARRIER        REFER # 5003     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9623TW021611       1996 GREAT DANE & CARRIER        REFER # 5005     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9625TW021612       1996 GREAT DANE & CARRIER        REFER # 5008     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9627TW021613       1996 GREAT DANE & CARRIER        REFER # 5010     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9629TW021614       1996 GREAT DANE & CARRIER        REFER # 5002     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9620TW021615       1996 GREAT DANE & CARRIER        REFER # 5013     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9622TW021616       1996 GREAT DANE & CARRIER        REFER # 5006     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9624TW021617       1996 GREAT DANE & CARRIER        REFER # 5402     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9626TW021618       1996 GREAT DANE & CARRIER        REFER # 1366     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9628TW021619       1996 GREAT DANE & CARRIER        REFER # 5011     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9624TW021620       1996 GREAT DANE & CARRIER        REFER # 5396     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9626TW021621       1996 GREAT DANE & CARRIER        REFER # 5403     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9628TW021622       1996 GREAT DANE & CARRIER        REFER # 5397     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA962XTW021623       1996 GREAT DANE & CARRIER        REFER # 5404     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9621TW021624       1996 GREAT DANE & CARRIER        REFER # 5407     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9623TW021625       1996 GREAT DANE & CARRIER        REFER # 5014     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9625TW021626       1996 GREAT DANE & CARRIER        REFER # 5012     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9627TW021627       1996 GREAT DANE & CARRIER        REFER # 0000     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9629TW021628       1996 GREAT DANE & CARRIER        REFER # 1373     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9620TW021629       1996 GREAT DANE & CARRIER        REFER # 5009     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9627TW021630       1996 GREAT DANE & CARRIER        REFER # 3138     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9629TW021631       1996 GREAT DANE & CARRIER        REFER # 5401     1996 SUPER SEAL REEFER TR 12/18/1995
     39,047.04        1GRAA9622TW021632       1996 GREAT DANE & CARRIER        REFER # 5398     1996 SUPER SEAL REEFER TR 12/18/1995
----------------
    1,249,505.28 Total for Location 203 HAL MULDROW               NORMAN                                 OK 73069

----------------
----------------
    1,249,505.28 Total Equipment Cost

LLR49D-0l
                             AMERICAN FINANCE GROUP
                         Vertex Messages and Procedures
             RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: 002

LESSEE: CONWELL CORPORATION

LESSOR: AMERICAN FINANCE GROUP

Invoice         Equipment
Required   Location  Type     Category               Procedures
------------------------------------------------------------------------------------------------------------------------------------
            OK       20       PREPAYMENT EXEMPTION   REQUIRES EXCISE TAX BE PAID AT REGISTRATION. OBTAIN PROOF OF PAYMENT, CODE ASSE

                              REFUNDABLE EXEMPTION   MANUFACTURER EXEMPTIONS GRANTED, HOWEVER, LESSEE MUST PAY TAXES ON PURCHASE PRI
                                                     URCHASE PRICE, CODE ASSETS '3' AND INSTRUCT LESSEE TO FILE FOR REFUND

     Asset#/Exempt Reason Code   133060        133061       133062       133063       133064        133065
                                 133070        133071       133072       133073       133074        133075
                                 133080        133081       133082       133083       133084        133085
                                 133090        133091

                                                                  ** END OF REPORT **